UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-A/A
                               (Amendment No. 3)

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                          Sun-Times Media Group, Inc.
             (Exact name of registrant as specified in its charter

           Delaware                                        95-3518892
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(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

350 North Orleans Street, 10-S, Chicago Illinois              60654
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(Address of principal executive offices)                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                     Name of each exchange on which
           to be registered                      each class is to be registered

Rights to Purchase Series Z Preferred Stock          New York Stock Exchange

If this form relates to the  registration of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the  registration of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act:  None

                          AMENDMENT NO. 3 TO FORM 8-A

     Sun-Times Media Group, Inc. (the "Company") hereby amends the following items, exhibits or other portions of the Company's Form 8-A originally filed on February 27, 2004, and amended on May 12, 2005 and July 26, 2007, relating to the Company's Rights to Purchase Series Z Preferred Stock, as set forth below.

Item 1. Description of Registrant's Securities to be Registered

     On March 25, 2008, the Board of Directors of the Company approved Amendment No. 3 ("Amendment No. 3") to the Company's Rights Agreement, dated as of January 25, 2004, as amended by Amendment No. 1 ("Amendment No. 1"), dated May 10, 2005, and Amendment No. 2 ("Amendment No. 2"), dated July 23, 2007 (as amended, the "Rights Agreement"), by and between the Company and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the "Rights Agent").

     Amendment No. 3 amends the definition of "Acquiring Person" and "Exempt Stockholder" so that Exempt Stockholders will not fail to qualify as such as a result of certain transactions contemplated by that certain certain CCAA Plan Term Sheet dated as of March 25, 2008 among Hollinger Inc, Sugra LTD, 4322525 Canada Inc. and the Company.

     A copy of the Rights Agreement was previously filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed on February 27, 2004, and is incorporated herein by reference. A copy of Amendment No.1 was previously filed as Exhibit 4.2 to Amendment 1 to this Registration Statement on Form 8-A filed on May 12, 2005, and is incorporated by reference herein. A copy of Amendment No. 2 has been filed as Exhibit 4.1 to the Company's Current Report on Form 8-K on July 26, 2007, and is incorporated by reference herein. A copy of Amendment No. 3 has been filed as Exhibit 4.1 to the Company's Current Report on Form 8-K on March 27, 2008, and is incorporated by reference herein. The foregoing descriptions of the Rights Agreement, as amended, and Amendment No. 3 do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 2. Exhibits

        Exhibit Number      Description of Exhibit
        --------------      ----------------------

         4.1 Rights Agreement, dated as of January 25, 2004, between the Company and Mellon Investor Services LLC, as Rights Agent, which includes the Certificate of Designation in respect of the Series Z Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Series Z Preferred Stock as Exhibit C (previously filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed on February 27, 2004, and Exhibit 4.1 to the Company's Current Report on Form 8-K filed on January 26, 2004). Pursuant to the Rights Agreement, Right Certificates will not be mailed until after the Separation Date (as defined in the Rights Agreement).

         4.2 Amendment No. 1 to the Rights Agreement, dated as of May 10, 2005, between the Company and the Rights Agent (previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on May 11, 2005).

         4.3 Amendment No. 2 to Rights Agreement, dated as of July 23, 2007, between the Company and the Rights Agent (previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on July 26, 2007).

         4.4 Amendment No. 3 to Rights Agreement, dated as of March 25, 2008, between the Company and the Rights Agent (previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on March 27, 2008).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SUN-TIMES MEDIA GROUP, INC.
                                       (Registrant)



Date:  March 27, 2008                  By:      /s/ James D. McDonough
                                               ------------------------------
                                               Name: James D. McDonough
                                               Title: Vice President, General
Counsel

                                 EXHIBIT INDEX

        Exhibit Number      Description of Exhibit
        --------------      ----------------------

         4.1 Rights Agreement, dated as of January 25, 2004, between the Company and Mellon Investor Services LLC, as Rights Agent, which includes the Certificate of Designation in respect of the Series Z Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Series Z Preferred Stock as Exhibit C (previously filed as Exhibit 1 to the Company's Registration Statement on Form 8-A filed on February 27, 2004, and Exhibit 4.1 to the Company's Current Report on Form 8-K filed on January 26, 2004). Pursuant to the Rights Agreement, Right Certificates will not be mailed until after the Separation Date (as defined in the Rights Agreement).

         4.2 Amendment No. 1 to the Rights Agreement, dated as of May 10, 2005, between the Company and the Rights Agent (previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on May 11, 2005).

         4.3 Amendment No. 2 to Rights Agreement, dated as of July 23, 2007, between the Company and the Rights Agent (previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on July 26, 2007).

         4.4 Amendment No. 3 to Rights Agreement, dated as of March 25, 2008, between the Company and the Rights Agent (previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on March 27, 2008).